EXHIBIT 10.16

                                OPTION AGREEMENT

This Option Agreement ("Agreement") is made this 23rd day of November, 2000, by and between CAN CAL RESOURCES LIMITED ("Company") and FIRST COLONY MERCHANT ("First Colony"). Company and First Colony may hereinafter individually be referred to as "Party" and collectively as "Parties".

                                    RECITALS

     First Colony desires to acquire the exclusive right to purchase, without becoming obligated to purchase, 300,000 shares of common voting stock of the Company ("the Shares").

     WHEREFORE, in consideration of the mutual conditions, covenants, and promises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, it is agreed:

                                   ARTICLE I

                                 GRANT OF OPTION

     1.1 RECITALS. The recitals are made a part of this Agreement.

     1.2 GRANT OF OPTION. Subject to the terms and conditions of this Agreement, Company hereby grants First Colony the exclusive right to purchase the Shares at a price and under such terms and conditions as set forth in Article II of this Agreement.

     1.3 OPTION PERIOD. The option period shall be effective upon execution of that certain Loan Agreement between Company and First Colony and shall remain in effect until December 1, 2005.

     1.4 EXERCISE OF OPTION. First Colony may exercise this option in whole or in part by giving written notice thereof and delivering the dollar amount of the purchase price to Company. The written notice of exercise of option must be given by First Colony to Company prior to the termination of the option period provided herein, or any extension thereof. The purchase of any shares pursuant to this Agreement shall be subject to and in compliance with all applicable Federal and State Securities Laws.

     1.5 AUTOMATIC TERMINATION. If First Colony fails to exercise this option in accordance with its terms and within the option period or any extension thereof, then the option contained herein and the rights of First Colony hereunder shall automatically and immediately terminate without notice.

     1.6 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Shares as well as the price per share of common stock covered by the Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company ("Common Stock") resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

     1.7 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify First Colony as soon as practicable prior to the effective date of such proposed transaction. The
Company in its discretion may provide for First Colony to have the right to exercise its option until fifteen (15) days prior to such transaction as to all of the Shares covered thereby. To the extent it has not been previously exercised, the option will terminate immediately prior to the consummation of such proposed action.

     1.8 MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the option referenced herein shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

                                  ARTICLE II

                                PURCHASE OF STOCK

     2.1 PURCHASE PRICE. The purchase price for each share of the Shares shall be the lower of $.65 per share, or 50% of the lowest trading price by Yahoo! Finance Historical Quotes during the prior complete calendar month immediately preceding the day of notice of intent to exercise of the option.

                                  ARTICLE III

                          EPRESENTATIONS AND WARRANTIES

     3.1 COMPANY'S WARRANTIES. Company makes the following representations and warranties:

          3.1.1 STATUS OF SHARES. The Shares are fully paid and non-assessable and the Company has the full power to transfer the Shares without obtaining the consent or approval of any other person or governmental authority.

          3.1.2 COMPLIANCE. Company is not now, nor at the time such shares are issued will be, knowingly in any violation of any law, order, regulation, requirement or directive of any governmental agency relating to the Shares.

          3.1.3 LIENS. Company represents and warrants that there are not now nor will there be any liens, claims, demands or options other than contained herein in connection with the Shares.

          3.1.4 COMPANY'S INDEMNITIES. Company shall indemnify, defend, and hold harmless the Corporation and First Colony against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that they shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Company to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Company under this Agreement.

                                  ARTICLE IV

                                  MISCELLANEOUS

     4.1 EXPENSES. Each of the parties shall pay their own costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement and in closing and in carrying out the transactions contemplated by this Agreement.

     4.2 EFFECT OF HEADINGS. The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     4.3 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     4.4 SEVERABILITY. Should any provision or portion of this Agreement be held or otherwise become unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such unenforceability or invalidity.

     4.5 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.6 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement.

     4.7 ASSIGNMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

     4.8 SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. All representations, warranties and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive termination of the Agreement.

     4.9 TIME. The parties agree that time is of the essence of this Agreement.


     4.10 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party whom notice is to be given, on the 4th day after mailing if mailed to the party to whom notice is to be given by registered or certified mail as follows:

         TO Company:                8221 Cretan Blue Lane
                                    Las Vegas, NV 89128-7466

         TO First Colony:           1350 East Flamingto, Suite 688
                                    Las Vegas, Nevada 89119


     4.11 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada.

     4.12 VENUE. Venue for any action brought regarding the interpretation or enforcement of this Agreement shall lie exclusively in Clark County, Nevada.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date and year first written above.

                                    Company:

                                    CAN CAL RESOURCES LIMITED

                                    By:    /s/   Ronald D. Sloan
                                        -----------------------------

                                    First Colony:

                                    FIRST COLONY MERCHANT

                                    By:    /s/   J. M. Edwards
                                        -----------------------------